Exhibit 10.1


                         Form of Stockholders Agreement

                  Stockholders Agreement (this "Agreement") dated as of ______ __, 1997 among James River Corporation of Virginia, a Virginia corporation (the "Company"), Morgan Stanley Group Inc. ("MS Group"), Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II") and Fort Howard Equity Investors II, L.P. ("FH II" and, collectively with MSLEF II and MS Group, the "Stockholders").

                  WHEREAS, James River Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), will be merged (the "Merger") with and into Fort Howard Corporation, a Delaware corporation ("Fort Howard"), pursuant to an Agreement and Plan of Merger by and among the Company, Merger Sub and Fort Howard dated as of May 4, 1997 (the "Merger Agreement");

                  WHEREAS, the Stockholders and certain of their affiliates will receive the number of shares of common stock, par value $0.10 per share, of the Company ("Common Stock"), set forth on Schedule I to this Agreement (the "Shares") pursuant to the Merger; and

                  WHEREAS, it is a condition to the obligations of the parties to the Merger Agreement that this Agreement be executed by the Company concurrently with the closing under the Merger Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:

                  Section 1. (a) Appointment of Directors. Promptly upon the execution of this Agreement, the Board of Directors of the Company (the "Board") shall take all necessary action to increase the size of the Board to fifteen
(15) and to appoint the four (4) persons listed on Schedule 1.05(c) to the Merger Agreement (which persons shall be reasonably satisfactory to the Company) as directors on the Board. So long as the Stockholders and their affiliates other than Morgan Stanley & Co. Incorporated ("MS&Co.") beneficially own the requisite number of Shares pursuant to Section 1(b) or (c), as applicable, the Company shall cause the person(s) designated pursuant to Section 1(b) or (c) to be appointed or nominated for election as directors on the Board

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at each annual meeting thereafter and at each special meeting, if any, at which directors are being elected.

                  (b) From and after the effective time of the Merger and until the date on which the Stockholders and their affiliates other than MS&Co. no longer hold at least five million of the then outstanding Shares (the "Upper Director Threshold") MS Group shall be entitled to designate two (2) persons reasonably satisfactory to the Company to be nominated for election as directors on the Board; provided, however, that (i) so long as MSLEF II owns any Shares, MSLEF II shall be entitled to designate one (1) of such persons to be nominated as a director on the Board and (ii) so long as FH II owns any Shares, FH II shall be entitled to designate one (1) of such persons to be nominated as a director on the Board and provided, further, that any such nominee of MSLEF II or FH II, as the case may be, shall be reasonably satisfactory to the Company.

                  (c) From and after the effective time of the Merger and until the date on which the Stockholders and their affiliates other than MS&Co. no longer hold at least two million of the then outstanding Shares (the "Lower Director Threshold" and, together with the Upper Director Threshold, the "Director Thresholds") MS Group shall be entitled to designate one (1) person reasonably satisfactory to the Company to be nominated for election as a director on the Board; provided, however, that (i) so long as either MSLEF II or FH II (but not both) owns any Shares, such entity shall be entitled to designate such person to be nominated for election as a director on the Board and (ii) if both MSLEF II and FH II own any Shares, MSLEF II shall have the right provided for in clause (i) above.

                  (d) None of MS Group, MSLEF II and FH II shall be entitled to designate any nominee for election as a director on the Board from and after the time when the Stockholders and their affiliates other than MS&Co. own less than two million of the then outstanding Shares.

                  (e) If the number of outstanding shares of Common Stock shall change into a different number of shares or shall be designated as a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number or class of shares required for purposes of the Director Thresholds shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. No shares of Common Stock acquired after the effective time of the Merger, other than shares acquired (i) with respect to a Stockholder or an affiliate of a Stockholder

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which is a limited partnership, pursuant to a distribution or transfer to the partners of such a Stockholder or such an affiliate of a Stockholder pursuant to or otherwise in accordance with its Agreement of Limited Partnership or (ii) pursuant to any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, shall be included for purposes of determining whether the Director Thresholds are met.

                  Section 2. Certain Notices. Each of MSLEF II and FH II shall, within ten business days, notify the Company if it no longer owns any Shares of Common Stock and MS Group shall, within ten business days, notify the Company if the Stockholders and their affiliates other than MS&Co. own less than the number of Shares required for purposes of either of the Director Thresholds.

                  Section 3. Miscellaneous. This Agreement shall survive indefinitely and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. If any provision of this Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provision of this Agreement. This Agreement may be changed, waived, discharged or terminated only with the written consent of each party hereto. This Agreement may be executed in one or more counterparts, and with counterpart signature pages, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

                  Section 4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to any of the Stockholders, to:

                           [                   ]

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Telecopier No.:  (212) 848-7179
                           Attention:  Faith D. Grossnickle, Esq.

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                  (b)  if to the Company, to

                           James River Corporation of Virginia
                           120 Tredegar Street
                           Richmond, VA  23219
                           Attention:  Clifford A. Cutchins, IV

                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY  10019
                           Telecopier No.:  (212) 403-2000
                           Attention:  Patricia A. Vlahakis, Esq.

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                  IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the date first above written.

                       JAMES RIVER CORPORATION OF VIRGINIA

                       By ________________________________
                           Name:
                          Title:

                       MORGAN STANLEY GROUP INC.

                       By ________________________________
                           Name:
                          Title:

                       MORGAN STANLEY LEVERAGED EQUITY
                         FUND II, L.P.

                       By ________________________________
                           Name:
                          Title:

                       FORT HOWARD EQUITY INVESTORS II, L.P.

                       By ________________________________
                           Name:
                          Title:

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                                   Schedule I

                              Ownership of Shares
                            As of The Effective Time

                Morgan Stanley Group Inc.           ___________________

                MSLEF II                            ___________________

                FH II                               ___________________

                [other affiliates]                  ___________________